Exhibit 99.1

CV Sciences, Inc. Appoints Deloitte & Touche LLP as Auditor

LAS VEGAS, April 15, 2019 (GLOBE NEWSWIRE) -- CV Sciences, Inc. (OTCQB: CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp CBD products, announced that it has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm.

“Following a thorough selection process, the Company’s Audit Committee has concluded that Deloitte is best positioned to meet the evolving needs of CV Sciences. We would like to thank Tanner LLC for the quality work and expertise they have provided over the last three years,” said Joseph Dowling, Chief Executive Officer of CV Sciences.

The Company has also filed a Form 8-K with the Securities and Exchange Commission noting the engagement of Deloitte.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB: CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics utilizing synthetic CBD. The Company’s PlusCBD Oil™ is the top-selling brand of hemp-derived CBD on the market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California and Las Vegas, Nevada. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

FORWARD-LOOKING DISCLAIMER
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties.

CONTACT INFORMATION:
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com